FIRST AMENDMENT

THIS FIRST AMENDMENT (this "Amendment") is made and entered into as of December 12, 2011, by and between WALNUT TECH BUSINESS CENTER, LLC, a Delaware limited liability company ("Landlord"), and SUNVALLEY SOLAR, INC., a Nevada corporation ("Tenant").

RECITALS

A. Landlord and Tenant (as successor in interest to Zhi Jian Zhang, an individual, d/b/a West Coast Solar Tech) are parties to that certain lease dated May 18, 2011 (the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 2,193 rentable square feet (the "Premises") described as Suite A in the building located at 398 Lemon Creek Drive, Walnut, California 91789 (the "Building").

B. The Lease by its terms expired on November 30, 2011 ("Prior Termination Date"), and the parties desire to retroactively extend the Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Extension. The Term of the Lease is hereby retroactively extended for a period of twelve (12) months and shall expire on November 30, 2012 ("Extended Termination Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Termination Date ("Extension Date") and ending on the Extended Termination Date shall be referred to herein as the "Extended Term".

2. Monthly Installment of Rent and Annual Rent. Effective retroactively as of the Extension Date, the schedule of Monthly Installment of Rent and Annual Rent payable with respect to the Premises during the Extended Term is the following:

Period	Rentable Square Footage	Annual Rate Per Square Foot	Annual Rent	Monthly Installment of Rent
12/1/2011-11/30/2012	2,193	$16.20	$35,526.60	$2,960.55

All such Monthly Installment of Rent and Annual Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

3. Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4. Additional Rent. For the period commencing on the Extension Date and ending on the Extended Termination Date, Tenant shall pay all additional rent payable under the Lease, including Tenant's Monthly Expenses and Taxes Payment in accordance with the terms of the Lease, as amended hereby.

5. Improvements to Premises.

5.1 Condition of Premises. Tenant is in possession of the Premises and accepts the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

5.2 Responsibility for Improvements to Premises. Any construction, alterations or improvements to the Premises shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Article 6 of the Lease.

6. Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

6.1 Landlord's Address. Landlord's Address set forth in the Reference Pages of the Lease is hereby deleted in its entirety and replaced with the following:

Walnut Tech Business Center, LLC

c/o CB Richard Ellis

398 Lemon Creek Drive, Suite Q

Walnut, California 91789

With a copy of any notices to:

c/o AEW Capital Management, LP

601 South Figueroa Street, Suite 2150

Los Angeles, California 90017

Attention: Asset Manager

6.2 Landlord's Address for Rent Payment. Landlord's address for payment of rent as set forth in the Reference Pages of the Lease is hereby deleted in its entirety and replaced with the following:

Walnut Tech Business Center

Bldg. ID# EAX001

P.O. Box 82551

Goleta, California 93118-2551

7. Miscellaneous.

7.1 This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

7.2 Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

7.3 Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

7.4 Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Entities harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

7.5 Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury ("OFAC"); (ii) designated by the President or OF AC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OF AC: "List of Specially Designated Nationals and Blocked Persons." If the foregoing representation is untrue at any time during the Extended Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant. Change in Tenant Identity. The undersigned Tenant, SunValley Solar, Inc., a Nevada corporation ("New Tenant"), hereby represents and warrants to Landlord that (i) the New Tenant has, by operation of law or otherwise, through a series of corporate transfers and dissolutions, assumed all rights and obligations of the original named tenant under the Lease Zhi Jian Zhang, an individual (the "Original Tenant") retroactively effective as of .5/31/2008, (the "Transfer Effective Date") and, as of the Transfer Effective Date, the New Tenant is deemed the tenant under the Lease, subject to all the terms and provisions of the Lease; and (ii) neither the Original Tenant, nor any successors in interest to such Original Tenant's interest under the Lease (other than the undersigned New Tenant) have retained any interest under the Lease, because each such entity, whether by operation of law or otherwise, has assigned all of its right, title and interest under the Lease to its respective successor in interest, and no party, other than the undersigned New Tenant, has any right, title or interest in the Lease as a tenant thereunder. The New Tenant hereby ratifies and confirms the Lease, and agrees that, as of the Transfer Effective Date, it is the tenant under the Lease and it is bound by all terms and provisions of the Lease affecting the tenant thereunder. The undersigned Tenant hereby agrees to indemnify and hold Landlord and the Landlord Entities harmless from any costs or liability (including, without limitation, reasonable attorneys fees) arising as a result of a breach of the foregoing representations.

Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damage.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:	TENANT:
WALNUT TECH BUSINESS CENTER, LLC, a Delaware limited liability company	SUNVALLEY SOLAR, INC., a Nevada corporation
By: /s/ Matthew Tracy	By: /s/ Zhi Jian Zhang
Name: Matthew Tracy	Name: Zhi Jian Zhang
Title: Authorized Signer	Title: Chief Financial Officer
Dated: 2/2/2012	Dated: 1/13/2012